EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

BY AND AMONG

santa fe operating, inc.,

a Delaware corporation,

TOM W. GRIFFIN,

an individual,

on behalf of the Santa Fe Shareholders,

BABY ALL CORP,

a Delaware corporation

AND

EFRAT SCHWARTZ,

an individual

EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

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EXECUTION VERSION

ii

EXECUTION VERSION

iii

EXECUTION VERSION

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EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of May 10, 2012 (this “Agreement”) by and among Santa Fe Operating, Inc., a Delaware corporation (“Santa Fe”), Tom W. Griffin, on behalf of the holders of 100% of the issued and outstanding common stock of Santa Fe (the “Santa Fe Shareholders”), Baby All Corp, a Delaware corporation (“BABA”), and Efrat Schwartz, an individual and the holder of a majority of the common stock of BABA (the “BABA Indemnity Party”).

WHEREAS, each of Santa Fe and BABA desires for BABA to issue, in consideration and exchange for all of the issued and outstanding shares (the “Santa Fe Consideration”) of the common stock of Santa Fe, par value $0.0001 per share (“Santa Fe Common Stock”): (i) to the Santa Fe Shareholders, an aggregate of 33,478,261 shares (the “Exchanged BABA Shares”) of the common stock, par value $0.0001 per share, of BABA (“BABA Common Stock”), and (ii) to holders of warrants to purchase shares of Santa Fe Common Stock, warrants to purchase 6,764,856 shares of BABA Common Stock at an initial exercise price of $0.50 per share (the “BABA Warrants,” and together with the “Exchanged BABA Shares,” the “BABA Consideration”); and

WHEREAS, prior to the date hereof, the respective boards of directors of each of Santa Fe and BABA have, on the terms and subject to the conditions set forth in this Agreement, (i) declared it advisable and in the best interests of it and its respective shareholders to enter into this Agreement; and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (the “Share Exchange”); and

WHEREAS, prior to the date hereof, the board of directors of Santa Fe has recommended approval and adoption of this Agreement and consummation of the transactions contemplated hereby to the Santa Fe Shareholders; and

WHEREAS, upon consummation of the Share Exchange, Santa Fe shall be a wholly-owned subsidiary of BABA, and BABA shall amend its Certificate of Incorporation to change the name of the corporation to Santa Fe Petroleum, Inc.; and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Article I

PLAN OF EXCHANGE

Section 1.1            The Exchange. On the Closing Date (as that term is hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, each of the Santa Fe Shareholders shall assign, transfer, convey and deliver the Santa Fe Consideration to BABA.  In consideration and exchange for the Santa Fe Consideration, BABA shall issue, transfer, convey and deliver free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the BABA Consideration to the Santa Fe Shareholders or the holders of warrants to purchase shares of Santa Fe Common Stock, as applicable. At the Closing, each of the Santa Fe Shareholders or the holders of warrants to purchase shares of Santa Fe Common Stock, as applicable, shall, on surrender of his, her or its certificate or certificates representing such Santa Fe Common Stock or warrants to purchase shares of Santa Fe Common Stock to the registrar and transfer agent for BABA, be entitled to receive a certificate or certificates evidencing the BABA Warrants or the Exchanged BABA Shares, as applicable and as provided herein. Upon the consummation of the Share Exchange, all shares of Santa Fe Common Stock shall be held by BABA.

Section 1.2            Closing. The closing of the Share Exchange (the “Closing”) shall take place at 10:00am Central Daylight Time remotely via the exchange of documents and signatures and shall occur as soon as possible after, but in any event no later than ten (10) days following the date on which all of conditions set forth in Section 5 herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”):

Section 1.3            Board of Directors of BABA Following Share Exchange. Effective immediately upon Closing, all members of the board of directors of BABA shall resign, and the Santa Fe Shareholders shall replace such resigned board members by electing a new board of directors, in its sole discretion (the “New BABA Board”), to serve until the next annual meeting of BABA and their successors have been duly-elected and qualified.

Section 1.4            Officers of BABA at Following Share Exchange. Effective immediately upon Closing, all officers of BABA shall resign, and the New BABA Board shall appoint the following individuals to serve as officers of BABA (the “New BABA Officers”), to serve until they resign or are replaced in accordance with the bylaws of BABA: (i) Tom W. Griffin, as President and Secretary, and (ii) Bruce A. Hall, as Chief Executive Officer and Chief Financial Officer.

Section 1.5            Closing Deliverables of BABA. At the Closing, BABA shall cause the following documents to be delivered to Santa Fe:

(a)                A Secretary’s Certificate, dated as of the Closing Date, certifying attached copies of (i) the BABA Charter Documents, (ii) the resolutions of the board of directors of BABA approving this Agreement and the transactions contemplated hereby; and (iii) the incumbency of each authorized officer of BABA signing this Agreement to which BABA is a party;

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(b)               An Officer’s Certificate, dated the Closing Date, certifying as to the fulfillment of the conditions to Closing set forth in Article V.

(c)                A Certificate of Good Standing of BABA, dated as of a date not more than two (2) business days prior to the Closing Date;

(d)               such other documents as Santa Fe may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of BABA, (ii) evidencing the performance of, or compliance by, BABA or the BABA Indemnity Party with any covenant or obligation required to be performed or complied with by BABA or the BABA Indemnity Party, (iii) evidencing the satisfaction of any condition referred to in Article V, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 1.6            Closing Deliverables of Santa Fe. At the Closing, Santa Fe shall, or shall cause the Santa Fe Shareholders to, cause the following documents to be delivered to BABA:

(a)                Certificates representing the Santa Fe Consideration;

(b)               A Secretary’s Certificate, dated as of the Closing Date, certifying attached copies of (i) the Santa Fe governing documents, (ii) the resolutions of the board of directors of Santa Fe approving this Agreement and the transactions contemplated hereby, (iii) the resolutions of the majority of the shareholders of Santa Fe approving this Agreement and the transactions contemplated hereby, and (iv) the incumbency of each authorized officer of BABA signing this Agreement to which BABA is a party;

(c)                An Officer’s Certificate, dated the Closing Date, certifying as to the fulfillment of the conditions to Closing set forth in Article VI.

(d)               A Certificate of Good Standing of Santa Fe, dated as of a date not more than two (2) business days prior to the Closing Date;

(e)                such other documents as BABA may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of Santa Fe, (ii) evidencing the performance of, or compliance by, Santa Fe or the Santa Fe Shareholders with any covenant or obligation required to be performed or complied with by Santa Fe or the Santa Fe Shareholders, (iii) evidencing the satisfaction of any condition referred to in Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Article II

REPRESENTATIONS AND WARRANTIES OF BABA AND THE BABA INDEMNITY
PARTY

As a material inducement to Santa Fe and the Santa Fe Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of BABA and the BABA Indemnity Party hereby jointly and severally represents, warrants to Santa Fe and the Santa Fe Shareholders that the statements contained in this Article II are true, correct and complete as of the date hereof and will continue to be true and complete as of the Closing Date, except for the information and disclosures set forth in the schedules delivered by BABA and the BABA Indemnity Party dated as of the date of this Agreement and attached hereto, which such disclosures shall provide an exception to or otherwise qualify the specific representation or warranty that the section of the schedule on which such information and disclosures is set forth relates to; provided that the information and disclosures contained in any section of the schedules shall be deemed to be disclosed and incorporated by reference in any other section of the schedules as though fully set forth in such other section only to the extent the applicability of such information and disclosure is reasonably apparent on the face of such information or disclosure.

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Section 2.1            Organization; Qualification. BABA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and is duly-qualified to do business and is in good standing under all applicable laws, regulations, ordinances and orders of public authorities and to carry on its business as such business is currently being conducted and is reasonably expected to be conducted in the future in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary. Schedule 2.1 attached hereto includes true, complete and correct copies of the Certificate of Incorporation and bylaws (and any and all amendments thereto) of BABA, as in effect on the date hereof, and will continue to be true, complete and correct as of the Closing Date (the “BABA Charter Documents”), and have been previously furnished to the Santa Fe Shareholders and to Santa Fe. The minute books of BABA are true, correct, complete and current as required by law, and contain the minutes of all meetings of the board of directors of BABA and all meetings of the stockholders of BABA from its date of incorporation to the date hereof, and adequately reflect all actions taken by the board of directors of BABA and the stockholders of BABA that were required to be reflected in minutes or resolutions. BABA is not, and has not been for the past five years, in violation of any of the provisions of the BABA Charter Documents.

Section 2.2            Authorization, Validity and Enforceability of Agreements. BABA has full corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The BABA Indemnity Party has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by BABA and the BABA Indemnity Party and the consummation by BABA and the BABA Indemnity Party of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of BABA, and no other corporate proceedings on the part of BABA are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of BABA and the BABA Indemnity Party and is enforceable in accordance with its terms against each of them, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor’s rights generally. Neither BABA nor the BABA Indemnity Party needs to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), resulting from the issuance of the BABA Consideration.

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Section 2.3            No Conflict or Violation. Neither the execution and delivery of this Agreement by BABA or the BABA Indemnity Party, nor the consummation by BABA or the BABA Indemnity Party, of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the BABA Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which BABA or the BABA Indemnity Party is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any person the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either of BABA or the BABA Indemnity Party is a party or by which either is bound, or to which any of either of BABA’s or the BABA Indemnity Party’s assets or properties is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of BABA or the BABA Indemnity Party’s assets, including, without limitation the BABA Consideration.

Section 2.4            Capitalization of BABA. The authorized capital stock of BABA consists of 200,000,000 shares authorized as BABA Common Stock, of which 13,200,000 shares are issued and outstanding as of the date hereof.  All of the issued and outstanding shares of BABA are owned beneficially and of record by the shareholders set forth in Schedule 2.4, attached hereto. Other than the BABA Common Stock, there are no other classes of equity or debt securities of BABA, either authorized, issued or outstanding. All of the issued and outstanding shares of BABA Common Stock are, and all of the Exchanged BABA Shares and the shares of BABA Common Stock underlying the BABA Warrants, when issued in accordance with the terms hereof will be, duly-authorized, validly-issued, fully-paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any securityholder. Except with respect to securities to be issued to the Santa Fe Shareholders pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of any securities of BABA, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to BABA or any BABA Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of BABA Common Stock. There are no registration or anti-dilution rights, and there are no voting trusts, proxies, rights plans, anti-takeover plans or other agreements or understandings to which BABA is a party or by which it is bound with respect to any equity security of any class of BABA. BABA is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of BABA Common Stock.  The issuance of all of the BABA Consideration has been and will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no securityholder of BABA has any right to rescind or bring any other claim against BABA for failure to comply with the Securities Act, the Exchange Act or any state securities laws. There are no outstanding contractual obligations (contingent or otherwise) of BABA to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, BABA or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

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Section 2.5            Subsidiaries and Equity Investments. BABA does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or other securities of, or hold any equity or similar interest, or have any investment in, any corporation, association, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity. BABA is not, directly or indirectly, a participant in any joint venture, limited liability company, partnership or other non-corporate entity.

Section 2.6            Financial Statement; SEC Filings

(a) Attached hereto as Schedule 2.6(a) are (i) the audited balance sheet of BABA as of December 31, 2011, together with an audited statement of operations and cash flow for the fiscal year ended December 31, 2011, and (ii) the unaudited balance sheet of BABA as of the date hereof, together with an unaudited statement of operations and cash flow for the current fiscal year as of the date hereof. BABA’s financial statements, which include items (i) and (ii) of this Section 2.6 (the “Financial Statements”), have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“GAAP”) applied on a consistent basis throughout the periods indicated, except with respect to footnotes in unaudited Financial Statements to the extent not required by GAAP. The audited balance sheet presents fairly and accurately, as of its date, the financial condition of BABA. The statements of income, stockholders’ equity and changes in financial condition reflect fairly and accurately the information required to be set forth therein by GAAP. The books of account of BABA have been kept accurately in all material respects in the ordinary course of business, the transaction entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of BABA have been properly recorded therein in all material respects. The Financial Statements fairly and accurately present the financial condition and operating results of BABA as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. BABA has no liabilities (contingent or otherwise). BABA is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. BABA maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

(b) BABA is current and compliant with all reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”), and BABA has timely filed all reports that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder, and every other securities law or rule or regulation of a national securities exchange or interdealer quotation system. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of BABA in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of BABA’s Common Stock, it being acknowledged that none of BABA’s securities are approved or listed for trading on any exchange or quotation system. BABA is quoted on the OTCBB and has a currently effective Form 211 application on file with FINRA through a licensed market-maker.

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Section 2.7            Absence of Undisclosed Liabilities. Since the date of the filing of its last annual report on Form 10-K for the fiscal year ended December 31, 2011, except as specifically disclosed in the Public Reports:

(a)                There has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect;

(b)               BABA has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees;

(c)                BABA has not declared or made any dividend or distribution of cash or property to its equityholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby;

(d)               BABA has not made any loan, advance or capital contribution to or investment in any person or entity;

(e)                BABA has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(f)                BABA has not suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and

(g)               Except for the Share Exchange, BABA has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

For purposes of this Section 2.7 and Section 5.15, the term “Material Adverse Effect” means any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of BABA, or materially impair the ability of BABA to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

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Section 2.8            Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, BABA Board minutes and financial and other records of whatsoever kind of BABA have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of BABA. BABA maintains a system of internal accounting controls considered sufficient by the Public Company Accounting Oversight Board (the “PCAOB”), to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. BABA’s auditors are independent and in good standing with the PCAOB.

Section 2.9            Agreements. Except for this Agreement and except as disclosed on Schedule 2.9, BABA is not a party to or bound by any written or oral contracts, including, but not limited to, any:

(a)                pension, profit-sharing, option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

(b)               collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

(c)                management agreement, consulting agreement, employee leasing agreement or contract for the employment or services of any officer, individual employee, independent contractor, consultant or other person on a full-time, part-time, consulting or other basis, or any other arrangement or understanding

(d)               agreement or indenture relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of BABA or any letter of credit arrangements, or any guarantee therefor;

(e)                lease or agreement under which BABA is a lessee of or holds or operates any personal property, owned by any other party;

(f)                other contract or group of related contracts which is not terminable by BABA upon 30 days’ or less notice without premium or penalty;

(g)               any contracts that generated revenues during the twelve month period ended December 31, 2011;

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(h)               agreements relating to the ownership of, investments in or loans and advances to any person or entity, including investments in joint ventures and minority equity investments;

(i)                 inbound or outbound license, royalty, or other agreement with respect to any intellectual property owned, leased or licensed by BABA (except for license agreements of non-customized commercially available off-the-shelf software subject to "shrink-wrap" or click-wrap" license agreements) and all other agreements affecting BABA’s ability to use or disclose its intellectual property;

(j)                 contract or agreement prohibiting BABA from engaging in any business (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction operating or similar agreement);

(k)               agreement or commitment for the purchase by BABA of machinery, equipment or other personal property;

(l)                 agreement involving the settlement of any lawsuit with respect to which (i) any unpaid amount exceeds $25,000 or (ii) conditions precedent to the settlement thereof have not been satisfied; or

(m)             agreement for the disposition of any significant portion of the assets or business of BABA or any agreement for the acquisition of a significant portion of the assets or business of any other person.

BABA has provided to Santa Fe and the Santa Fe Shareholders, prior to the date of this Agreement, true, correct and complete copies of each contract (whether written or oral), including each amendment, supplement and modification thereto (the “BABA Contracts”).  The Company shall satisfy all liabilities due under the BABA Contracts as of the date of Closing.  All such liabilities shall be satisfied or released at or prior to Closing.  Any amounts accrued post-Closing shall be the sole responsibility of Santa Fe, unless such amounts are accrued with respect to a BABA Contract which Santa Fe requested BABA to cancel which was not canceled as of the Closing Date.

Section 2.10        Litigation. There is no claim, action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of BABA, threatened against or affecting BABA or any of its affiliates, at law or in equity, or before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that may affect the validity of this Agreement or the right of BABA to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of BABA, currently threatened against BABA or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against BABA or any of its affiliates. Neither BABA nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by BABA or any of its affiliates relating to BABA currently pending or threatened or which BABA or any of its affiliates intends to initiate. BABA does not have any knowledge of any undisclosed default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

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Section 2.11        Compliance with Laws. BABA has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule or regulation of any kind whatsoever, including, without limitation, the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC, any national securities exchange or interdealer quotation system, or the applicable securities laws and rules and regulations of any state.

Section 2.12        Absence of Certain Changes or Events. Since January 1, 2012, except as set forth in this Agreement or in Schedule 2.12, attached hereto, BABA has conducted its operations in the ordinary course of business and there has not been:

(a)                any material change in the business, operations, properties, condition (financial or otherwise), assets, liabilities (contingent or otherwise), results of operations or prospects of BABA;

(b)               any damage, destruction, or loss (whether or not covered by insurance) materially affecting the business, operations, properties, assets or condition of BABA;

(c)                any change in the authorized capital stock of BABA or in its outstanding securities or any change in the shareholders’ ownership interests in BABA or any grant of any options, warrants, calls, conversion rights or commitments with respect to securities of BABA;

(d)               any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of BABA;

(e)                any increase in the compensation payable or to become payable by BABA, including any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, to any of its respective officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

(f)                any significant work interruptions, labor grievances or claims filed;

(g)               except for the Agreement, any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of BABA to any person, including, without limitation, the equityholders of BABA, except assets, properties or rights not used or useful in its business which, in the aggregate, have a value of less than US $1,000;

(h)               any cancellation, or agreement to cancel, any indebtedness or other obligation owing to BABA, except debts or claims which in the aggregate are of a value less than US $1,000;

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(i)                 any increase in the indebtedness of BABA, other than accounts payable incurred in the ordinary course of business, consistent with past practices or incurred in connection with the transactions contemplated by this Agreement;

(j)                 any plan, agreement, arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of BABA or requiring consent of any party to the transfer and assignment of such assets, property or rights;

(k)               any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of any of BABA’s business;

(l)                 any waiver of any material rights or claims of BABA;

(m)             any material breach, amendment or termination of any material contract, agreement, permit or other right to which BABA is a party or any of its property is subject;

(n)               any material change in BABA’s method of management, operation or accounting;

(o)               any other material transaction by BABA outside the ordinary course of business.

Section 2.13        Employee Benefit Plans. BABA does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.14        Tax Returns, Payments and Elections. BABA has filed all Tax (as that term is defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as that term is defined below). All such Tax Returns are accurate, complete and correct in all material respects, and BABA has timely paid all Taxes due and adequate provisions have been and are reflected in BABA’s Financial Statements for all current taxes and other charges to which BABA is subject and which are not currently due and payable. None of BABA’s federal income tax returns have been audited by the Internal Revenue Service. BABA has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the BABA for any period, nor of any basis for any such assessment, adjustment or contingency. BABA has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, the terms “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

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Section 2.15        No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to BABA, the BABA Indemnity Party or any of their respective affiliates with respect to the transactions contemplated by this Agreement.

Section 2.16        No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by BABA to arise, between BABA and any accountants and/or lawyers formerly or presently engaged by BABA. BABA is current with respect to fees owed to its accountants and lawyers.

Section 2.17        No Integrated Offering. BABA does not have any registration statement pending before the SEC or currently under the SEC’s review and since the date hereof, except as contemplated under this Agreement, BABA has not offered or sold any of its equity securities or debt securities convertible into shares of BABA Common Stock.

Section 2.18        No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to BABA or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by BABA but which has not been so publicly announced or disclosed. BABA has not provided to Santa Fe, or the Santa Fe Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by BABA but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

Section 2.19        No Assets or Real Property. Except as set forth on Schedule 2.19 hereto, BABA does not have any assets of any kind.  BABA does not own or lease any real property.

Section 2.20        Interested Party Transactions.  Except as disclosed on Schedule 2.20 and in Public Reports, no officer, director or shareholder of BABA or any affiliate or “associate” (as such term is defined in Rule 405 promulgated under the Securities Act) of any such person or entity, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by BABA, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish BABA any goods or services; or (b) a beneficial interest in any contract or agreement to which BABA is a party or by which it may be bound or affected.

Section 2.21        Intellectual Property. Except as set forth in Schedule 2.21, BABA does not own, use or license any intellectual property in its business as presently conducted.

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Section 2.22        Purchase for Own Account. The Santa Fe Consideration to be acquired by BABA will be acquired for investment for BABA’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and BABA has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, BABA further represents that BABA does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Santa Fe Consideration. BABA has not been formed for the specific purpose of acquiring the Santa Fe Consideration.

Section 2.23        Experience. BABA has carefully reviewed the representations concerning Santa Fe contained in this Agreement and has made detailed inquiry concerning Santa Fe, its business and its personnel. The management of Santa Fe has made available to BABA any and all information which BABA has requested and have answered to BABA’s full satisfaction all inquiries made by BABA; and BABA has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in Santa Fe and BABA and the BABA Indemnity Party are able financially to bear the risks thereof.

Section 2.24        Restricted Securities. BABA understands that the offer and sale of the Santa Fe Consideration has not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of BABA’s representations as expressed herein. BABA understands that the Santa Fe Consideration constitutes “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, BABA must hold the Securities indefinitely unless the resale of same is registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. BABA acknowledges that, except as otherwise provided herein, Santa Fe has no obligation to register or qualify the Securities for resale. BABA further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Santa Fe Consideration, and on requirements relating to Santa Fe which are outside of the BABA’S control, and which Santa Fe is under no obligation and may not be able to satisfy.

Section 2.25        Legends. BABA understands that the Santa Fe Consideration shall bear one or all of the following legends (or legends similar to those set forth below):

(a)                “THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

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(b)               Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares.

Section 2.26        Disclosure. No representation or warranty by either of BABA or the BABA Indemnity Party in this Agreement or any certificate or other document furnished or to be furnished to Santa Fe or the Santa Fe Shareholders pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article III

REPRESENTATIONS AND WARRANTIES OF SANTA FE

Santa Fe represents, warrants and agrees that all of the statements in this Article III, pertaining to Santa Fe, are true and complete as of the date hereof.

Section 3.1            Authorization, Incorporation; Binding Obligation. Santa Fe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate power to enter into this Agreement and execute all documents required hereunder. The making, execution, delivery and performance of this Agreement by Santa Fe, once signed by the other parties hereto, constitutes a valid and binding obligation enforceable in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 3.2            Capitalization.

(a)                The authorized capital stock of Santa Fe consists of 50,000,000 shares of Santa Fe Common Stock, of which 33,478,261 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which zero shares are issued and outstanding. The Santa Fe Consideration has been duly authorized, validly issued, fully paid and non-assessable.

(b)               The Santa Fe Consideration has been issued in compliance with applicable Law. None of the Santa Fe Consideration was issued in violation of any agreement, arrangement or commitment to which Santa Fe is a party or is subject to or in violation of any preemptive or similar rights of any person or entity.

(c)                There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Santa Fe Consideration or obligating Santa Fe to issue or sell any shares of Santa Fe Common Stock. Santa Fe does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of Santa Fe Common Stock.

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Section 3.3            Subsidiaries. Other than Santa Fe Land, LLC, a Texas limited liability company and a wholly-owned subsidiary of Santa Fe, Santa Fe does not own, or have any interest in any shares or have an ownership interest in any other person or entity.

Section 3.4            Financial Statements. Attached hereto as Schedule 3.4 are true and complete copies of Santa Fe’s unaudited financial statements as of December 31, 2011 (including any related notes and schedules thereto) (the “Target Financial Statements”). The Target Financial Statements fairly present the financial position of Santa Fe as of its date and the results of operations for the period then-ended.

Section 3.5            No Undisclosed Liabilities. Other than any obligations or liabilities in connection with the Share Exchange, Santa Fe has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, except those which are adequately reflected or reserved against in the most recent balance sheet as of the date of such balance sheet.

Section 3.6            Litigation. There are no actions, suits or proceedings of any nature pending or threatened against or by Santa Fe, any affiliate of Santa Fe or any of its properties that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to or serve as a basis for any such action, suit or proceeding.

Section 3.7            Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of Santa Fe’s governing documents, or any amendments thereto, or (ii) violate any law applicable to Santa Fe.

Section 3.8            Compliance With Laws. To the best of its Knowledge, Santa Fe is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule or regulation. For purposes of this Section 3.8, the term “Knowledge” means the actual knowledge, without duty to investigate, of Tom Griffin.

Section 3.9            No Brokers. No brokers, finders or financial advisory fees or commissions will be payable by or to Santa Fe or any of its affiliates with respect to the transactions contemplated by this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF SANTA FE SHAREHOLDERS

Each of the Santa Fe Shareholders hereby individually represents and warrants to BABA:

Section 4.1            Authority. Such Santa Fe Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such Santa Fe Shareholder is a party, to consummate the transactions contemplated by this Agreement, and to perform such Santa Fe Shareholder’s obligations under this Agreement. This Agreement has been duly and validly authorized and approved (if necessary), executed and delivered by such Santa Fe Shareholder. This Agreement is duly authorized, executed and delivered by such Santa Fe Shareholder, and, once signed by the other parties hereto, constitutes the legal, valid and binding obligation of such Santa Fe Shareholder, enforceable against such Santa Fe Shareholder in accordance with its respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

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Section 4.2            Acknowledgment. Such Santa Fe Shareholder understands and agrees that the offer and sale of the BABA Consideration to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the BABA Consideration is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder.

Section 4.3            Stock Legends.

(a)                The certificates evidencing the Exchanged BABA Shares, BABA Warrants and shares of BABA Common Stock underlying the BABA Warrants issued to the Santa Fe Shareholders shall bear the following legend(s):

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

(b)               The certificates representing such Exchanged BABA Shares, BABA Warrants, and shares of BABA Common Stock underlying the BABA Warrants, and each certificate issued in transfer thereof, shall also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

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Section 4.4            Restricted Securities. Such Santa Fe Shareholder understands that the offer and sale of the Exchanged BABA Shares, the BABA Warrants and the shares of BABA Common Stock underlying the BABA Warrants has not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Santa Fe Shareholder’s representations as expressed herein. Such Santa Fe Shareholder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Santa Fe Shareholder must hold the Exchanged BABA Shares, the BABA Warrants and the shares of BABA Common Stock underlying the BABA Warrants (as applicable to such Santa Fe Shareholder) indefinitely unless the resale of same is registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Santa Fe Shareholder acknowledges that, except as otherwise provided herein, BABA has no obligation to register or qualify the Exchanged BABA Shares, the BABA Warrants and the shares of BABA Common Stock underlying the BABA Warrants for resale. Such Santa Fe Shareholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to BABA which are outside of such Santa Fe Purchaser’s control, and which BABA is under no obligation and may not be able to satisfy.

Section 4.5            Ownership of Shares. Such Santa Fe Shareholder is both the record and beneficial owner of such number of Santa Fe Shares as is specifically set forth on Schedule 4.5 hereto and that he, she or it is not the record or beneficial owner of any other shares of Santa Fe Common Stock. Such Santa Fe Shareholder has and shall transfer at the Closing, good and marketable title to his, her or its Santa Fe Common Stock, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.6            No Brokers. No brokers, finders or financial advisory fees or commissions will be payable by or to such Santa Fe Shareholder with respect to the transactions contemplated by this Agreement.

Article V

CONDITIONS TO OBLIGATIONS OF SANTA FE AND THE SANTA FE SHAREHOLDERS

The obligations of Santa Fe and the Santa Fe Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver, on or before the Closing Date, of the following conditions, any one or more of which may be waived by Santa Fe at its sole discretion:

Section 5.1            Representations and Warranties of BABA and the BABA Indemnity Party. All representations and warranties made by BABA in this Agreement shall be true and correct, jointly and severally, in all material respects on the date hereof and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct on and as of the Closing Date with respect to such date or period.

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Section 5.2            Agreements and Covenants. BABA and the BABA Indemnity Party shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3            Consents and Approvals. BABA shall have received all consents, permits, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4            No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of BABA shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5            Quotation. BABA shall be quoted on the Over-the-Counter Bulletin Board (OTCBB) and have a currently-effective Form 211 application on file with FINRA through a licensed market maker.

Section 5.6            No Outstanding Securities. BABA shall have no securities, including, without limitation, options, warrants, preferred stock or other convertible instruments, other than BABA Common Stock, issued or outstanding.

Section 5.7            No Assets. BABA shall have no assets other than as set forth on Schedule 2.19 attached hereto.

Section 5.8            No Liabilities. BABA shall have no liabilities of any kind or any nature whatsoever.

Section 5.9            SEC Filings. BABA shall be current and compliance with all reporting requirements of the SEC.

Section 5.10        Due Diligence. BABA shall have provided Santa Fe (i) a full report and access to all due diligence materials (including correspondence between BABA and the SEC which has not yet been publicly disclosed, if any), and (ii) answers satisfactory to Santa Fe regarding all of its inquiries, and based upon such due diligence, Santa must be satisfied, in its sole and absolute discretion, with such due diligence.

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Section 5.11        BABA and BABA Indemnity Party Responsibilities. BABA shall fulfill, or shall cause the fulfillment, of all of the covenants set forth in Section 7.1 and Section 7.3 hereto, and, with respect to those covenants set forth in Section 7.2 and Section 7.4 hereto, BABA shall have entered into a binding agreement to fulfill or cause a third person or entity to fulfill the covenants in such sections, and shall have provided Santa Fe with evidence of such fulfillment or binding agreement related thereto, as applicable.

Section 5.12        No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to BABA.

Section 5.13        Conduct of Business. BABA shall have conducted its business only in the ordinary course and shall not have sold, transferred, assigned or otherwise disposed of any assets except in the ordinary course of business or with the written consent of Santa Fe.

Section 5.14        Resignation of Pre-Closing Officers and Directors. The BABA Indemnity Party shall have caused the officers and members of the board of directors of BABA in place prior to Closing to resign effective as of the Closing Date.

Section 5.15        Pre-Closing Deliverables. Prior to Closing, BABA shall provide to Santa Fe:

(a)                BABA’s annual audited financial statements and interim unaudited financial statements, for all periods since inception, consisting of a balance sheet and a related statement of income for the period then-ended, which fairly present the financial condition of BABA as it their respective dates and for the periods involved, prepared in accordance with GAAP consistently applied

(b)               All disclosure schedules set forth in Article II hereof.

Article VI

CONDITIONS TO OBLIGATIONS OF BABA

The obligations of BABA to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver, on or before the Closing Date, of the following conditions, any one or more of which may be waived by BABA in its sole discretion:

Section 6.1            Representations and Warranties of Santa Fe and the Santa Fe Shareholders. All representations and warranties made by Santa Fe and the Santa Fe Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2            Agreements and Covenants. Santa Fe and the Santa Fe Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

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Section 6.3            Consents and Approvals. All consents, permits, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4            No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Santa Fe shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5            Audit. An audit of Santa Fe shall have been completed that is sufficient to support, and be included in, the disclosures to be made by BABA following the consummation of the Share Exchange.

Section 6.6            Pre-Closing Deliverables. Prior to Closing, Santa Fe shall provide to BABA:

(a)                Santa Fe’s annual audited financial statements and interim unaudited financial statements, for all periods since inception, consisting of a balance sheet and a related statement of income for the period then-ended, which fairly present the financial condition of BABA as it their respective dates and for the periods involved, prepared in accordance with GAAP consistently applied.

(b)               A draft of the Current Report on Form 8-K (the “Super 8-K”), disclosing the Share Exchange and the business and financial statements of BABA after the Share Exchange, in substantially final form.

(c)                All disclosure schedules set forth in Article III and Article IV hereof.

Article VII

COVENANTS

Section 7.1            Pre-Closing Covenants of BABA. From the date hereof until the Closing, BABA covenants to:

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(a)                Provide Santa Fe (i) a full report and access to all due diligence materials (including correspondence between BABA and the SEC which has not yet been publicly disclosed, if any), and (ii) answers reasonably satisfactory to Santa Fe regarding all of Santa Fe’s inquiries.

(b)               Promptly respond to any requests from Santa Fe or any Santa Fe Shareholder for additional information related to Santa Fe’s due diligence review of BABA.

(c)                Pay for any and all of its fees and costs associated with the SEC, state securities regulators, and expenses related to legal and accounting services, including but not limited to (i) audit fees; and (ii) a Form 14f-1 filing disclosing a change in a majority of the directors of BABA to be made in anticipation of the Closing.

(d)               Ensure that it has accurate financial statements completed in accordance with GAAP (including appropriate records to support the same).

(e)                Ensure that the auditor of BABA is in good standing with the PCAOB.

(f)                Conduct business only in the ordinary course and to not sell, transfer, assign or otherwise dispose of any assets except in the ordinary course of business or with the written consent of Santa Fe.

(g)               Provide good-faith assistance to Santa Fe in its preparation and filing of the Super 8-K with the SEC.

(h)               Fulfill, or shall cause the fulfillment, of all of the covenants set forth in Section 7.3.

Section 7.2            Post-Closing Covenants of BABA. Following the Closing Date, BABA covenants to:

(a)                Cause its auditor to cooperate and participate in all SEC filings to be made by Santa Fe Petroleum, Inc. for at least one year following the Share Exchange or until a successor auditor can be appointed (at Santa Fe’s sole discretion).

(b)               Ensure that the auditor of BABA is in good standing with the PCAOB.

(c)                Enter into a binding agreement to fulfill or cause a third person or entity to fulfill the covenants set forth in Section 7.4, and provide Santa Fe with evidence of such binding agreement related thereto.

Section 7.3            Pre-Closing Covenants of BABA Indemnity Party. From the date hereof until the Closing, the BABA Indemnity Party covenants to:

(a)                Cause the officers and members of the board of directors of BABA in place prior to Closing to resign effective as of the Closing Date.

(b)               Ensure that the auditor of BABA is in good standing with the PCAOB.

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(c)                Ensure that all BABA Consideration shall be duly-authorized, validly-issue, fully-paid and non-assessable upon issuance to the Santa Fe Shareholders.

(d)               Bear the cost and expense for all required audited and reviewed financial statements of BABA and its subsidiaries.

Section 7.4            Post-Closing Covenants of BABA Indemnity Party. Following the Closing Date, the BABA Indemnity Party covenants to:

(a)                Use his best efforts to cause the fees charged by the auditor to Santa Fe Petroleum, Inc. following the Share Exchange to be fair and reasonable (should Santa Fe Petroleum, Inc. choose to continue to use the services of BABA’s auditor following the Share Exchange).

(b)               Ensure that the auditor of BABA is in good standing with the PCAOB.

(c)                In the event the SEC notifies Santa Fe Petroleum, Inc. of its intent to review any Public Report filed prior to the Closing Date, or if Santa Fe Petroleum, Inc. receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, Santa Fe Petroleum, Inc. shall promptly notify the BABA Indemnity Party and the BABA Indemnity Party shall reasonably cooperate with Santa Fe Petroleum, Inc. in responding to any such oral or written comments.

Section 7.5            Pre-Closing Covenants of Santa Fe. From the date hereof until the Closing, Santa Fe covenants to:

(a)                Conduct business only in the ordinary course and to not sell, transfer, assign or otherwise dispose of any assets except (i) in the ordinary course of business; or (ii) with the written consent of Santa Fe.

(b)               Prepare the Super 8-K.

Article VIII

INDEMNIFICATION

Section 8.1            Survival of Provisions. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date (the “Survival Period”); provided, that the representations and warranties in Section 2.1, Section 2.2, Section 2.4, Section 2.14, Section 2.15, Section 3.1, Section 3.2, Section 3.9, Section 4.1 and Section 4.6 shall survive indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

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Section 8.2            Indemnification by Santa Fe. From and after the Closing Date until the expiration of the Survival Period, Santa Fe shall reimburse and hold harmless the BABA Indemnity Party (his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “BABA Indemnified Party”) against and in respect of any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs, and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees) or any diminution in value, (each, a “Loss,” and collectively, “Losses”) suffered, sustained, incurred or required to be paid by any BABA Indemnified Party, which arises or results from:

(a)                Any material inaccuracy of the representations or warranties made by Santa Fe in this Agreement as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date, in which case the failure of such representation or warranty to be true and correct as of such date; and

(b)               Any material breach of any covenant or other agreement on the part of Santa Fe under this Agreement.

Notwithstanding anything in this Agreement to the contrary, neither Santa Fe nor any of its respective affiliates, representatives, assigns or successors (including Santa Fe Petroleum, Inc.), shall be liable to indemnify any BABA Indemnified Party for any Losses in excess of $100,000 (the “Cap”), and no claim for indemnification may be brought under this Section 8.2 unless such claim for indemnification totals more than $25,000 (the “Deductible”).

Section 8.3            Indemnification by BABA Indemnity Party. From and after the Closing Date until the expiration of the Survival Period, the BABA Indemnity Party will indemnify and hold harmless Santa Fe (and its affiliates, representatives, assigns or successors (including Santa Fe Petroleum, Inc.)), the Santa Fe Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “Santa Fe Indemnified Person”) from and against any and all Losses arising out of or resulting from:

(a)                Any inaccuracy or breach of any representation or warranty made by BABA or the BABA Indemnity Party in this Agreement as of the Closing Date, and in any certificate delivered by BABA or the BABA Indemnity Party pursuant to this Agreement;

(b)               Any breach by BABA or the BABA Indemnity Party of any covenant, obligation or other agreement made by BABA or the BABA Indemnity Party in this Agreement; and

(c)                Any third-party claim based on any acts or omissions by BABA or the BABA Indemnity Party.

Section 8.4            Additional Conditions Regarding Indemnification by BABA Indemnity Party. In no event shall any such individual indemnification payments exceed the Cap, and no claim for indemnification may be brought under this Section 8.3 unless such claim for indemnification totals more than $25,000, except that neither the Cap nor the Deductible shall apply to indemnification claims by Santa Fe, the Santa Fe Shareholders or Santa Fe Petroleum, Inc. for:

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(a)                Losses related to any inaccuracy in the financial statements of BABA at the Closing, including any inaccuracies prior to the Share Exchange which may come to light after the Share Exchange; or

(b)               Any Losses sustained for any liabilities, including liabilities for BABA’s business prior to the Share Exchange which may come to light after the Share Exchange.

Article IX

MISCELLANEOUS PROVISIONS

Section 9.1            Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2            Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns, including and especially Santa Fe Petroleum, Inc.; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3            Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4            Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to Santa Fe or the Santa Fe Shareholders: Santa Fe Operating, Inc. 4011 W. Plano Pkwy, Suite 126 Plano, Texas 75093 Attn: Tom Griffin, President

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If to BABA or the BABA Indemnity Party:

1802 North Carson Street, Suite 212

Carson City, Delaware 89701

Attn: Efrat Schwartz, President

With a copy (which shall not constitute notice) to:

Zouvas Law Group, P.C

2368 Second Avenue, 1st Floor

San Diego, California 92101

Attn: Luke C. Zouvas, Esq.

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5            Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7            Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Facsimile and pdf copies shall be considered originals for all purposes.

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Section 9.9            Convenience of Forum; Consent to Jurisdiction. The parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the agreements and transactions contemplated hereby shall be instituted in a court located in Dallas County, Texas, which shall be the exclusive jurisdiction and venue of any legal proceedings, and each party hereto waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding.

Section 9.10        Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11        Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

Section 9.12        Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BABY ALL CORP

/s/ __________________________

Name: Efrat Schwartz

Title: President

BABY ALL CORP INDEMNITY PARTY

/s/ ____________________

Name: Efrat Schwartz

SANTA FE OPERATING, INC.

/s/ ____________________

Name: Bruce Hall

Title: Chief Executive Officer

TOM W. GRIFFIN,

ON BEHALF OF THE SANTA FE SHAREHOLDERS

/s/ ____________________

Tom Griffin, President

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SCHEDULE 2.1

BABA CHARTER DOCUMENTS

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SCHEDULE 2.4

BABA SHAREHOLDERS OF RECORD

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SCHEDULE 2.6(a)

BABA FINANCIAL STATEMENTS

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SCHEDULE 2.9

BABA REQUIRED DISCLOSURE OF CERTAIN CONTRACTS

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SCHEDULE 2.12

BABA REQUIRED DISCLOSURE OF CERTAIN CHANGES OR EVENTS

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SCHEDULE 2.19

BABA ASSETS

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SCHEDULE 2.20

BABA INTERESTED PARTY TRANSACTIONS

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SCHEDULE 2.21

BABA INTELLECTUAL PROPERTY

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SCHEDULE 3.4

TARGET FINANCIAL STATEMENTS

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SCHEDULE 4.5

SANTA FE SHAREHOLDERS OF RECORD

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